UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): June 30, 2015

SPHERIX INCORPORATED

(Exact Name of Registrant as Specified in Charter)

Delaware	0-5576	52-0849320
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6430 Rockledge Drive, Suite 503 Bethesda, MD	20817
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 992-9260

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 30, 2015, the Board of Directors (the “Board”) of Spherix Incorporated (the “Company”) accepted the resignation of Richard Cohen as Chief Financial Officer of the Company, effective immediately. Mr. Cohen did not resign due to any disagreement with the Company or its management regarding any matters relating to the Company’s operations, policies or practices.

In connection therewith, the Company amended and restated its consulting agreement with Chord Advisors, LLC (“Chord”), an advisory firm that has provided the Company with certain accounting services, such that it will continue to provide the Company with certain financial accounting and advisory services, with the monthly fee to Chord reduced from $20,000 to $10,000 per month since its affiliate will no longer serve as the Company’s Chief Financial Officer.

In connection with the resignation of Mr. Cohen, on June 30, 2015, the Board appointed Frank Reiner, 52, the Interim Chief Financial Officer of the Company, effective immediately. Mr. Reiner has been employed by the Company since March 2014 as the Vice President, Licensing and Finance of the Company, and will continue to serve the Company in that capacity. Prior to joining the Company, Mr. Reiner served as Vice President Global Licensing at Kudelski Group between 2012 and 2013, Vice President Patent Licensing at Flextronics International between 2011 and 2012 and as Partner at Intellectual Value Creation Services, LLC between 2009 and 2011. Mr. Reiner received a BS in Computer Science from Embry-Riddle Aeronautical University and an MBA from Villanova University.

Pursuant to Mr. Reiner’s Employment Agreement with the Company, dated as of March 14, 2014 (the “Agreement”), the term of Mr. Reiner’s employment is one year and automatically extends for additional one-year terms unless no less than 60 days’ prior written notice of non-renewal is given by Mr. Reiner or the Company. Mr. Reiner’s base salary under the Agreement was $235,000 per year, but in connection with being named Interim Chief Financial Officer, the Board authorized an amendment to the Agreement to increase Mr. Reiner’s base salary to $271,000. Mr. Reiner is also entitled to receive an annual bonus if the Compensation Committee of the Board determines that performance targets have been met. The amount of the annual bonus is determined based on the Company’s gross proceeds from certain monetization of the Company’s intellectual property. Mr. Reiner is also eligible to participate in all employee benefits plans from time to time in effect for the Company's other senior executive officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  July 2, 2015

SPHERIX INCORPORATED

By:	/s/ Anthony Hayes
Name: Anthony Hayes
Title: Chief Executive Officer